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                     THE HARTMARX SAVINGS-INVESTMENT TRUST
                     -------------------------------------



                                 Working Copy
                                 July 1, 1988
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                       HARTMARX SAVINGS-INVESTMENT TRUST
                       ---------------------------------

       THIS AGREEMENT, made and entered into at Chicago, Illinois, as of April 13, 1983, by and between HARTMARX CORPORATION, a Delaware corporation (the "Company"), HART SCHAFFNER & MARX, a New York corporation ("HSM"), and CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as trustee (the "Trustee").

                         W  I  T  N  E  S  S  E  T  H:
                         -  -  -  -  -  -  -  -  -  -

       WHEREAS, the Company has heretofore established a savings-investment plan, known as the "Savings-Investment Plan for Employees of Hart Schaffner & Marx, Subsidiary and Affiliated Companies" (the "Plan"); and

       WHEREAS, on October 24, 1969, HSM and the Trustee entered into a trust agreement pursuant to which they have since been implementing and carrying out the Plan; and

       WHEREAS, on April 13, 1983 HSM became a wholly-owned subsidiary of the Company and the Plan, which is now known as the "Hartmarx Savings-Investment Plan", was amended to substitute the Company for HSM as the "Company" thereunder, and

       WHEREAS, amendment and restatement of the trust agreement now is considered desirable so that its provisions will conform to and continue to form a part of the Plan, as amended;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, IT IS AGREED by and between the parties hereto:

       1. That the trust agreement heretofore entered into between HSM and the Trustee, as amended from time to time, is hereby further amended and restated by substituting for it this "Trust Agreement"; and

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       2. That the amended and restated provisions of the Trust, as the Trust is hereby approved, ratified and adopted by agreement of the Company and the Trustee, are set forth below:

                                   ARTICLE I
                                   ---------
                    NAME; DEFINITIONS OF WORDS AND PHRASES
                    --------------------------------------

       This Trust Agreement and the Trust hereby evidenced shall be known as the HARTMARX SAVINGS-INVESTMENT TRUST and for purposes of convenience it shall sometimes herein be referred to as the "Trust" or "this Agreement". All words and phrases used in this Agreement which are defined in the Hartmarx Savings-Investment Plan shall have the same meanings in this Agreement as in the Plan.

                                  ARTICLE II
                                  ----------
                                  AFFILIATES
                                  ----------

       Each Affiliate which is or shall become an Employer under the Retirement Income Plan has or shall have thereby adopted the Trust and designated the Trust as constituting a part of a plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1954, as amended from time to time.

       The Company shall deliver to the Trustee a certified list of the Affiliates which have adopted the Trust and shall give certified notice to the Trustee of any and all changes in such list.

                                  ARTICLE III
                                  -----------
                                THE TRUST FUND
                                --------------

       Subject to the provisions of Article X hereof, the Company and Affiliates will, from time to time, deliver or cause to be delivered to the Trustee such amounts of cash

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and of the Company's Common Stock as the Company in its sole discretion deems necessary to comply with the provisions of the Plan. Unless the context clearly implies or indicates the contrary, the term "Trust Fund" comprises all property of every kind held by the Trustee, from time to time, pursuant to this Agreement.

                                  ARTICLE IV
                                  ----------
                         PAYMENTS FROM THE TRUST FUND
                         ----------------------------

       1. Payments shall be made from the Trust Fund by the Trustee to such persons, in such manner, at such times, and in such amounts as the Plan Administrator, appointed pursuant to the provisions of the Plan, may from time to time direct the Trustee, in writing. The Trustee shall have no obligation to inquire whether a payee is entitled to the payment or as to whether a payment is proper, and shall have no liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee.

       2. If any payment of a benefit hereunder which has been mailed by regular United States mail to the last address of the payee furnished to the Trustee by the Plan Administrator is returned unclaimed, the Trustee shall so notify the Plan Administrator and shall discontinue further payments to such payee until it receives the further instruction of the Plan Administrator.

                                   ARTICLE V
                                   ---------
                         INVESTMENT OF THE TRUST FUND
                         ----------------------------

       1. The Trustee shall invest and reinvest the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in accordance with the provisions of this Article. Each delivery of cash pursuant to Article III shall be accompanied by a statement specifying the amount to be invested in each of the following investment funds established and maintained by the Trustee:

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       Government Bond Fund. An unsegregated fund, invested in long-term or short-term obligation issued or fully guaranteed as to payment of principal and interest by the United States of America, and in bank deposits bearing a reasonable rate of interest (including deposits with the banking department of the Trustee) to the extent they are fully guaranteed by the Federal Deposit Insurance Corporation.

       Hartmarx Stock Fund. An unsegregated fund, invested in the Company's common stock as expeditiously as possible in accordance with the Plan and existing laws; provided, however, that the Trustee shall at all times endeavor to avoid making such large or cumulative open market transactions as may significantly temporarily affect the market price of the Company's common stock.

       Guaranteed Insurance Contract Fund ("GIC"). An unsegregated fund invested in one or more insurance contracts between the Trustee and one or more insurance companies (as selected by the Company) authorized to do business in the State of Illinois, providing for a guaranteed rate of interest. All actions of the Trustee pursuant to such contracts shall be as directed by the Company.

All cash delivered to the Trustee shall be invested in one or the other of such funds except that the Trustee may (i) temporarily hold in cash or invest in bank deposits bearing a reasonable rate of interest and which may be liquidated upon one day notice (including deposits with the banking department of the Trustee) or in demand notes and interests in demand notes issued by corporations whose demand notes constitute prudent investments, such amounts as are (a) required to be held pending execution of orders for the purchase of the Company's stock as directed above, and (b) reasonably required to provide cash for distribution to Participants in accordance with Article IV hereof or for other disbursements the Trustee may be required to make under this Trust Agreement; or (ii) with the written approval of the Company, fund such loans to Participants as may from time to time be permitted under Subsection 11.2 of the Plan.

       The Trustee shall treat each of the above-described investment funds as a separate fund and the income of each investment fund shall be invested therein. All provisions of this Agreement shall apply to each of the funds identified above as if each such fund were a separate Trust Fund.

       2. The Trustee shall establish and maintain for each Participant a separate account for his interest in the Government Bond Fund (if he participates in such Fund), the

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GIC Fund (if he participates in such Fund) and a separate account for his interest in the Hartmarx Stock Fund, which shall reflect separately all amounts contributed by the Participant and by the Employer on his behalf and the investment thereof. The Trustee shall provide for each Participant a statement of the credit balances in his accounts as of the close of each calendar year in accordance with Subsection 7.6 of the Plan.

                                  ARTICLE VI
                                  ----------
                   GENERAL MANAGEMENT POWERS OF THE TRUSTEE
                   ----------------------------------------

       With respect to the Trust Fund and subject only to the limitations expressly provided in this Agreement, the Trustee shall have the following powers and rights in addition to those vested in it elsewhere in this Agreement or by law;

       1. To sell, purchase, invest and reinvest the assets of the Trust Fund and the earnings therefrom in accordance with Article V;

       2. To borrow, but only with the approval of the Company, any amount or amounts of money, and for that purpose to mortgage or pledge all or any part of the Trust Fund;

       3. To compromise, contest, arbitrate, settle or abandon claims and demands, all in its discretion;

       4. To have with respect to the Trust Fund the power to give proxies in accordance with instructions received from Participants, to tender or exchange Company common stock pursuant to instructions received from Participants, to exercise or sell stock subscription or conversion rights, and to participate in reorganizations, recapitalizations or liquidations;

       5. To hold any securities in the name of the Trustee or its nominee, or nominees, or in such other form as it determines best, with or without disclosing the trust relationship, but the records and books of the Trustee shall at all times show that such investments are part of the Trust Fund;

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       6. To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment, and distribution of the Trust Fund;

       7. To retain any funds or property subject to any dispute or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction.

       Subject to the provisions of Article V and XII, the Trustee shall discharge its duties hereunder solely in the interest of the Plan participants and their beneficiaries with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

       The Company shall deliver to the Trustee a copy of the Plan and of each amendment thereto for convenience of reference, but the rights, powers, titles, duties, discretions, and immunities of the Trustee shall be governed solely by the Trust without reference to the Plan.

       In the investment of the funds and management of the Trust, the Trustee may assume until advised to the contrary that the Trust herein created qualified under Section 401, and is entitled to tax exemption under Section 501 of the Internal Revenue Code, as amended from time to time.

                                  ARTICLE VII
                                  -----------
                           ADMINISTRATIVE PROVISIONS
                           -------------------------

  1.   Records and Accounts

       The Trustee shall maintain accurate and detailed records and accounts of all properties held in the Trust Fund, and of all investments, receipts, disbursements and other transactions hereunder. The Trustee's books, accounts and records relating to this Trust Fund shall be open at all reasonable times to inspection and audit by the Company and by any person or persons designated by the Company.

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  2.   Accounting

       Within ninety (90) days after June 30 and December 31 of each year, or after the close of each such other accounting period as may be agreed upon by the Trustee and the Company, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding six (6) months ended on such June 30 or December 31 or during such other accounting period, as the case may be, including an exact description of all securities and investments purchased and sold, the cost and net proceeds of such purchases or sales and showing all cash, securities and other property held and the fair market value thereof, reduced by any liabilities other than liabilities to Participants in the Plan and their beneficiaries, on such June 30, December 31 or at the end of such other accounting period. Such accounting may be in the form of monthly or quarterly statements which, taken together, reflect the matters set forth in the preceding sentence. The Trustee shall furnish to the Company such other information as the Trustee may possess which the Company requires in order to comply with Section 103 of The Employee Retirement Security Act of 1974 as amended and in force from time to time.

  3.   Approval of Accounts

       The Company shall approve or object to each such accounting by written notice of approval delivered to the Trustee within one hundred eighty (180) days from the date upon which the accounting was delivered to the Company. Upon receipt of the Company's written approval of the accounting, the Trustee shall be forever released and discharged from all its liability and accountability to the Company for its acts and transactions shown in such accounting. Nothing herein contained, however, shall be deemed to preclude the Trustee from its right to have its account judicially settled by a court of competent jurisdiction.

  4.   Agents, Attorneys, etc.

       The Trustee may employ such agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) as in its opinion may be necessary or desirable for the proper administration of the Trust and to advise the Trustee,

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and may pay reasonable compensation to any such persons. The Trustee may act or refrain from acting on the advice or opinion of the respective agents, attorneys, actuaries, accountants, or other person selected as above with reasonable diligence.

  5.   Taxes

       If any benefits payable by the Trustee hereunder shall become liable for the payment of any estate, inheritance, income or other tax, charge or assessment, which, in the Trustee's opinion, it shall or may be required to pay, the Trustee shall have full power and authority to pay such tax, charge or assessment out of any monies or other property in its hands for the account of the person whose interest hereunder is liable for such tax, but at least ten
(10) days prior to making any such payment (other than with respect to withholding taxes) the Trustee shall mail a notice to the Company of its intention to make such payment. The Trustee, also, prior to making any payment to any person hereunder, may require such indemnity from such beneficiaries as the Trustee shall deem necessary for its protection.

                                 ARTICLE VIII
                                 ------------
                           EXPENSES AND COMPENSATION
                           -------------------------

       The Trustee shall be reimbursed for all expenses incurred by it in the performance of its duties hereunder, including reasonable compensation for agents and for services of counsel rendered to the Trustee and expenses incident thereto and all taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect to the Trust hereby created or the Trust Fund or any money, property or securities forming a part thereof. The Trustee shall also be paid such reasonable compensation as may be agreed upon in writing from time to time between the Company and the Trustee. To the extent that the Company or its Affiliates who are included employers hereunder do not pay such expenses and compensation, or fees as may be agreed upon, they shall be paid by the Trustee from the Trust Fund.

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                                  ARTICLE IX
                                  ----------
             SUBSTITUTION OF AND SUCCESSORS TO TRUSTEE OR COMPANY
             ----------------------------------------------------

  1.   Resignation of Trustee

       Any Trustee may resign at any time by giving thirty (30) days' written notice thereof to the Company.

  2.   Removal of Trustee

       The Company may remove any Trustee by giving thirty (30) days' prior written notice thereof to the Trustee stating therein the date such removal is effective.

  3.   Successor Trustee

       In the event of the resignation, removal or inability or refusal to act of a Trustee, or in the event of the death of an individual Trustee, the Company shall appoint a successor Trustee who may be either an individual or a corporation empowered to act as a Trustee hereunder.

  4.   Duties of Resigning or Removed Trustee  and of Successor Trustee

       Each successor Trustee shall execute an instrument in duplicate accepting its trusteeship hereunder and shall file one copy thereof with the Company and the other copy with the retiring Trustee. The retiring Trustee, after reserving such reasonable amount or amounts as it may deem necessary to provide for the payment of any of its expenses then or thereafter due or payable and the amount of any compensation thereunder due it and any sums then or thereafter chargeable against the Trust Fund for which it may be liable, shall assign, transfer and pay over to such successor Trustee the funds and properties then constituting the Trust Fund, together with any balances of the sum so reserved remaining after the payment of such expenses, compensation, and charges. Each successor Trustee shall succeed to the title of the Trust Fund vested in his or its predecessor and any resigning or removed Trustee shall forthwith execute all documents and do all acts necessary to vest such title of record in any successor Trustee. Each successor Trustee shall have and enjoy all of the rights, powers and authorities, both discretionary and ministerial, herein conferred upon its predecessor. The retiring Trustee shall, immediately

                                      10
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after the effective date of his or its removal or resignation, file with the
Company a written account of his or its accounts from the date of his or its last account to the effective date of removal or resignation, which account shall conform with the requirements of Paragraph 2 of Article VII hereof and which may be approved or disapproved by the Company as provided in Paragraph 3 of Article VII hereof. No successor Trustee shall be personally liable for any act or failure to act of any predecessor Trustee, and, with the approval of the Company, a successor Trustee may accept the account rendered and the property delivered to it by the predecessor Trustee without incurring any liability or responsibility for so doing.

  5.   Successor to Company

       In the event of the merger or consolidation of the Company or other circumstances whereby a successor person, firm or company shall continue to carry on all or a substantial part of its business and such successor shall elect to continue the Plan, such successor shall be substituted for the Company hereunder, upon the filing in writing of its election so to do with the Trustee. The Trustee may, but need not, rely on the certification of an officer of the Company and a certified copy of a resolution of the Board of Directors of such successor reciting the facts and circumstances of such succession and the election of such successor to continue the Plan as conclusive evidence thereof, without requiring any additional evidence.

                                   ARTICLE X
                                   ---------
                           AMENDMENT AND TERMINATION
                           -------------------------

  1.   Amendment

       This Agreement may be amended by the Company from time to time, subject to the following limitations:

       (a) Such amendment shall not permit the return or repayment to the Company or any of its Affiliates of any part of the Trust Fund, or result in or permit the distribution of any part of the Trust Fund for the benefit of anyone other than persons, or

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their beneficiaries, employed by the Company or its Affiliates and who are covered under the Plan.

       (b) Such amendment shall not substantially change the duties, responsibilities or liabilities of the Trustee without its consent and shall not become effective until a copy thereof certified by the Secretary of the Company shall have been filed with the Trustee.

  2.   Affiliates

       Once an Affiliate has been certified by the Company to the Trustee as an included employer participating in the Plan in accordance with its terms, the Trustee shall receive and hold as part of the Trust Fund, subject to the provisions of this Agreement, any contributions made under the Plan by said Affiliate. In the event of withdrawal of any Affiliate from the Plan, the Trustee shall make such disposition of the assets of the Trust Fund, attributable to the benefits of employees of such Affiliate, as shall be determined and directed by the Company, which direction shall be accompanied by the certification of the Company that such disposition is in accordance with the terms of the Plan. The Trustee shall have no obligation to account to any Affiliate or to follow the instruction of, or otherwise to deal with, any Affiliate. The Trustee shall be protected in its dealings with the Company and obligated to deal solely with the Company, the Company and the Trustee being the only parties to this Agreement.

  3.   Termination

       In the event of termination of the Plan as provided therein, the Trustee shall dispose of the Trust Fund in accordance with the written order of the Company accompanied by its certification to the Trustee that such disposition is being made in accordance with the terms of the Plan. At no time shall any part of the Trust Fund, after deducting any expenses properly chargeable to the Trust Fund, be used for, or diverted to, purposes other than for the exclusive benefit of persons covered under the Plan or their beneficiaries.

                                  ARTICLE XI
                                  ----------

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                            ALIENATION OF BENEFITS
                            ----------------------

       Except as specifically permitted by the Plan, the interest of Participants and their beneficiaries under this Trust Agreement may not be voluntarily assigned or alienated.

                                  ARTICLE XII
                                  -----------
                            NO REVERSION TO COMPANY
                            -----------------------

       No part of the corpus or income of the Trust Fund shall revert to the Company or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries.

                                 ARTICLE XIII
                                 ------------
                                 MISCELLANEOUS
                                 -------------

  1.   Tax Exemption

       The Trust hereunder is hereby designated as constituting a part of a plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1954, as amended from time to time.

  2.   Evidence

       The Plan will be administered by the Company as described in Section XII and the Company will be the Plan "Administrator" within the meaning of Section 3(16) (A) of ERISA. Any action required or permitted to be taken by the Company under this Trust Agreement shall be by resolution of its Board of Directors or by action, evidenced in writing, of a person or persons authorized by resolution of the Board of Directors. The Secretary of the Company shall provide the Trustee with a certified copy of any resolution of the Board of Directors of the Company designating any person or persons to act with respect to the Plan or to issue instructions or directions to the Trustee under the Trust

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Agreement. The Secretary of the Company shall also provide the Trustee with a specimen signature of each such person authorized to instruct or direct the Trustee. The Trustee may rely on the latest certificate without further inquiry or verification. Evidence required of anyone under this Agreement may be by certificate, affidavit, document, or other information which the person acting in reliance thereon may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Trustee shall be fully protected in acting and relying upon any evidence described above.

  3.   Third Parties

       No person dealing with the Trustee shall be obligated to see to the application of any money paid or property delivered to the Trustee, or as to whether or not the Trustee has acted pursuant to any authorization herein required, or as to the terms of this instrument in general. The certificate of the Trustee may be accepted by any person dealing with the Trustee as conclusive evidence of any matter or question relating to this Agreement. In general, each person dealing with the Trustee may act upon any advice, request or representation in writing by the Trustee, or the Trustee's duly authorized agent, and shall not be liable to any person in so doing. In case of doubt as to whether or not the Trustee has, or has been given, any power hereunder, the joint certificate of the Trustee and the Company that the exercise of such power is necessary or desirable for the proper administration of this Trust shall be conclusive on all persons dealing with the Trustee to the same extent as if such power had been specifically given to the Trustee.

  4.   Liabilities Mutually Exclusive

       The Company assumes no obligation or responsibility for any act or failure to act of the Trustee, any employee or any former employee of the Company or its Affiliates. The Trustee shall have no obligation or responsibility as respects any action required by this Agreement to be taken by the Company, any employee or former employee of the Company or its Affiliates or for the result of the failure of any of the above to act or make any payment or contribution or otherwise to provide any benefit herein contemplated, nor shall the Trustee be obliged to collect any contribution required under the Plan, or to

                                      14
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otherwise see that sufficient funds are deposited to carry out the purposes of the Plan. Nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any powers, duties, or responsibilities on the Trustee, other than those set forth in this Agreement.

  5.   Law Controls

       To the extent not preempted by the Employee Retirement Income Security Act of 1974, the laws of the State of Illinois shall govern.

       In case any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein, provided the basic purposes hereof can be effectuated through the remaining valid provisions.

  6.   Waiver of Notice

       Any notice required hereunder may be waived by the party entitled thereto.

  7.   Titles; Gender; Number

       Titles of articles and paragraphs are for general information only and this Agreement is not to be construed by reference thereto; the masculine gender imports either or both of male and female; the singular number imports either or both of singular and plural.

  8.   Whole Agreement

       This Trust Agreement shall constitute the whole agreement between the Company, its Affiliates and the Trustee in connection with the Plan.

  9.   Counterparts

       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

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